UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

               Pursuant to Section 13 or 15(d) of The Securities
                              Exchange Act of 1934

               Date of report (Date of earliest event reported):
                                  May 1, 2011

                             RMD TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


         California            _____________________            72-1530833
     (State or Other         (Commission File Number)         (IRS Employer
     Jurisdiction of                                       Identification No.)
      Incorporation)


               688 Rancheros Drive, San Marcos, California     92069
                (Address of Principal Executive Offices)     (Zip Code)

        Registrant's telephone number, including area code: 760-356-2039

                2578 Miller Avenue, Escondido, California      92029
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 1.01 Entry into a material definitive agreement.

On May 1, 2011, RMD Technologies, Inc. (the "Company") entered into a consulting agreement with Executive Resource Solutions, LLC. Executive Resource Solutions will provide Business and Marketing Consulting Services. The term of the contract is three years at $5000 per month.

On August 11, 2011, RMD Technologies, Inc. (the "Company") renewed an existing consulting agreement with Mitchell Birenbaum. The term of the contract is one year at $2000 per month beginning September 1, 2011.

On August 11, 2011, RMD Technologies, Inc. (the "Company") renewed an existing consulting agreement with Tom Slane. The term of the contract is one year at $2000 per month beginning September 1, 2011.

On August 11, 2011, RMD Technologies, Inc. (the "Company") renewed an existing consulting agreement with Herbert Gorden. The term of the contract is one year at $2000 per month beginning September 1, 2011.

On August 11, 2011, RMD Technologies, Inc. (the "Company") renewed an existing consulting agreement with David C. Nelson. The term of the contract is one year at $2000 per month beginning September 1, 2011.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   RMD Technologies, Inc.



Dated: August 11, 2011                             By: /s/ Patrick Galliher
                                                   Patrick Galliher, President